Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         AIM EUROPEAN SMALL COMPANY FUND

A Special Meeting ("Meeting") of Shareholders of AIM European Small Company Fund, an investment portfolio of AIM Funds Group, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                 Withheld/
Matters                                           Votes For    Abstentions**
-------                                          -----------   -------------
(1)*   Bob R. Baker...........................   136,849,147     4,123,920
       Frank S. Bayley........................   136,856,960     4,116,107
       James T. Bunch.........................   136,850,068     4,122,999
       Bruce L. Crockett......................   136,834,285     4,138,782
       Albert R. Dowden.......................   136,851,266     4,121,801
       Jack M. Fields.........................   136,893,917     4,079,150
       Martin L. Flanagan.....................   136,889,028     4,084,039
       Carl Frischling........................   136,837,466     4,135,601
       Prema Mathai-Davis.....................   136,840,379     4,132,688
       Lewis F. Pennock.......................   136,853,427     4,119,640
       Larry Soll, Ph.D.......................   136,708,623     4,264,444
       Raymond Stickel, Jr. ..................   136,747,468     4,225,599
       Philip A. Taylor.......................   136,731,527     4,241,540

                                                                                Withheld/      Broker
                                                  Votes For    Votes Against   Abstentions    Non-Votes
                                                 -----------   -------------   -----------   ----------
(2)*   Approve an amendment to the Trust's
       Agreement and Declaration of Trust
       that would permit the Board of
       Trustees of the Trust to terminate
       the Trust, the Fund, and each other
       series portfolio of the Trust, or a
       share class without a shareholder
       vote...................................    89,092,876     12,597,596     4,024,351    35,258,244

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Funds Group.

**   Includes Broker Non-Votes.

                                                                                Withheld/      Broker
Matter                                            Votes For    Votes Against   Abstentions    Non-Votes
------                                           -----------   -------------   -----------   ----------
(3)    Approve a new sub-advisory agreement
       between Invesco Aim Advisors, Inc.
       and each of AIM Funds Management,
       Inc.; Invesco Asset Management
       Deutschland, GmbH; Invesco Asset
       Management Limited; Invesco Asset
       Management (Japan) Limited; Invesco
       Australia Limited; Invesco Global
       Asset Management (N.A.), Inc.;
       Invesco Hong Kong Limited; Invesco
       Institutional (N.A.), Inc.; and
       Invesco Senior Secured Management,
       Inc....................................    6,393,586       260,462        231,430      2,519,044

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026299.